Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 ASR (No. 333-224756) and Form S-8 (No. 333-225046, No. 333-212507, No. 333-190292, No. 333-174971, No. 333-161024, No. 333-144177) of Charles River Laboratories International, Inc. of our report dated February 13, 2019 relating to the financial statements and the effectiveness of internal control over financial reporting, which appears in this Form 10-K.
/s/ PricewaterhouseCoopers LLP

Boston, Massachusetts
February 13, 2019